Exhibit 10.2
FORM OF HOMESTREET VOTING AGREEMENT
COMPANY VOTING AND SUPPORT AGREEMENT
January 16, 2024
[Parent]
[Address Line 1]
[Address Line 2]
Ladies and Gentlemen:
As a holder of common stock, no par value, of HomeStreet Inc., a Washington corporation (“Company”) (the “Company Common Stock”), the undersigned (the “Stockholder”) understands that Company, FirstSun Capital Bancorp, a Delaware corporation (“Parent”) and Dynamis Subsidiary, Inc., a Washington corporation and a direct and wholly owned subsidiary of Parent (“Merger Sub” and together with Parent, the “Parent Parties”) are concurrently entering into an Agreement and Plan of Merger, dated as of the date of this voting and support agreement (this “Agreement” and, such agreement and plan of merger as it may be amended, modified or supplemented from time to time in accordance with its terms, the “Merger Agreement”), pursuant to which, among other things and subject to the terms and conditions set forth in the Merger Agreement, (i) Merger Sub will merge with and into Company (the “Merger”), so that Company is the surviving entity in the Merger (the “Interim Surviving Entity”), (ii) immediately following the Merger, the Interim Surviving Entity will merge with and into Parent (the “Second Step Merger” and, together with the Merger, the “Mergers”), so that Parent is the surviving corporation in the Second Step Merger and (iii) each share of the common stock of Company, no par value, issued and outstanding immediately prior to the effective time of the Merger (other than certain excluded shares, the “Exchange Shares”) will be converted into the right to receive a certain number of shares of the common stock, par value $0.0001 per share, of Parent, to be issued by Parent to each holder of Exchange Shares at the effective time of the Merger. Unless context otherwise requires, capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement. The Stockholder and Parent are together referred to in this Agreement as the “Parties” and each, a “Party”.
The Stockholder acknowledges that, as a condition and inducement to Parent’s willingness to enter into the Merger Agreement, Parent has required that the Stockholder enter into this Agreement and the Stockholder desires to enter into this Agreement pursuant to which, among other things, the Stockholder desires to agree to vote to approve the transactions contemplated by the Merger Agreement, including the Mergers, upon the terms and subject to the terms and conditions set forth in this Agreement.
In consideration of the mutual promises contained in this Agreement and in the Merger Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Stockholder and Parent agree as follows:
1.    Subject to paragraph 5, “Shares” means the shares of Company Common Stock that the Stockholder owns of record or beneficially and has the power to vote (excluding any Shares underlying restricted or performance stock units exercisable for Company Common Stock whether or not such Shares are included as beneficially owned by the Stockholder in Company’s most recent annual proxy statement, but including any shares of Company Common Stock acquired upon settlement of such restricted or performance stock units) as of the date of this Agreement. The Shares are owned by the

Stockholder free and clear of all encumbrances, voting arrangements and commitments of every kind, except as would not restrict the performance of the Stockholder’s obligations or compliance with the restrictions and obligations under this Agreement. The Stockholder represents and warrants that the Stockholder has the sole power to vote or direct the vote of all of the Shares.
2.    Subject to paragraph 16, until the Expiration Date (as defined below), at any Company Meeting called and at any postponement, recess or adjournment of such Company Meeting, and on every action or approval by written consent of the stockholders of Company, the Stockholder agrees to (x) appear at such Company Meeting (or at such postponement, recess or adjournment) or otherwise cause the Shares to be counted as present for the purpose of establishing a quorum, (y) vote, or cause to be voted, the Shares (a) in favor of (i) approval of the Merger Agreement, (ii) any other matter that is reasonably necessary to be approved by the stockholders of Company to facilitate the consummation of the transactions contemplated by the Merger Agreement, including the Mergers and (iii) the adjournment or postponement of the Company Meeting, if (1) as of the time for which the Company Meeting is originally scheduled, there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Meeting or (2) on the date of the Company Meeting, Company has not received proxies representing a sufficient number of shares necessary to obtain the Requisite Company Vote, and (b) against (i) any proposal made in opposition to approval of the Merger Agreement or that is otherwise in competition or inconsistent with the transactions contemplated by the Merger Agreement, including the Mergers, (ii) any Acquisition Proposal and (iii) any proposal, transaction, agreement, amendment of the Company Certificate of Incorporation or Company Bylaws (except as contemplated by the Merger Agreement) or other action that is intended to or could reasonably be expected to prevent, impede, interfere with, materially delay, postpone, adversely affect or discourage the consummation of the transactions contemplated by the Merger Agreement. The Stockholder hereby acknowledges that no appraisal or dissenters’ rights will be available to the Stockholder in connection with the Mergers.
3.    If the Stockholder fails for any reason to be counted as present, consent or vote the Shares in accordance with the requirements of paragraph 2 (or anticipatorily breaches any obligations set forth in paragraph 2), Parent shall have the right to cause to be present, consent or vote the Shares in accordance with the provisions of paragraph 2. The Stockholder hereby grants, or agrees to cause the applicable record holder to grant, a revocable proxy appointing Parent, Neal Arnold and Rob Cafera, and each of them individually, and any designee of any of them, with full power of substitution and resubstitution, as the Stockholder’s attorney-in-fact and proxy, for and in the Stockholder’s name, to be counted as present, vote, express consent or dissent with respect to the Shares in the circumstance contemplated by the first sentence of this paragraph 3 as such proxies or their proxies or substitutes shall, in their sole discretion, deem proper with respect to the Shares. The proxy granted by the Stockholder pursuant to this paragraph 3 is granted in consideration of Parent entering into this Agreement and the Merger Agreement and incurring the obligations set forth in this Agreement and the Merger Agreement. The power of attorney granted by the Stockholder in this Agreement is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of the Stockholder. The proxy granted by the Stockholder in this Agreement shall be automatically revoked upon the Expiration Date. The Stockholder hereby revokes any and all previous proxies granted with respect to the Shares.
4.    The Stockholder represents and warrants to Parent as follows:
(a)    The Stockholder has duly executed and delivered this Agreement and has all authority and full legal capacity to enter into this Agreement, to perform fully the Stockholder’s obligations under this Agreement.

(b)    Assuming the due authorization, execution and delivery of this Agreement by Parent, this Agreement is the Stockholder’s legal, valid and binding agreement and is enforceable against the Stockholder in accordance with its terms, except as may be limited by the Enforceability Exception.
(c)    The execution and delivery of this Agreement by the Stockholder does not, and the performance of his or her obligations under this Agreement and the consummation of the transactions to be consummated by him or her as contemplated by this Agreement will not, (i) conflict with or violate any law, statute, code, ordinance, rule or Government Order applicable to the Stockholder or by which the Shares are bound or affected, (ii) result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an encumbrance on any of the Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or the Shares are bound or affected or (iii) require any consent, approval, authorization, certificate or permit of, or filing with or notification to, any court or arbitrator or any Governmental Entity, except for applicable requirements, if any, of the Exchange Act. Except for (i) this Agreement, and (ii) other agreements as would not restrict the performance of the Stockholder’s obligations or compliance with the restrictions and obligations under this Agreement, the Stockholder is not, and no controlled affiliate of the Stockholder is, a party to any voting agreement or trust or any other agreement, arrangement, contract, instrument or understanding with respect to the voting, transfer or ownership of any Shares. Except for this Agreement, the Stockholder has not appointed or granted a proxy or power of attorney to any person with respect to any Shares.
(d)    Except for (i) restrictions in favor of Parent pursuant to this Agreement, (ii) other restrictions as would not restrict the performance of the Stockholder’s obligations or compliance with the restrictions and obligations under this Agreement, and (iii) transfer restrictions of general applicability as may be provided under the Securities Act and the “blue sky” laws of the various States of the United States, the Stockholder (A) owns, beneficially and of record, all of the Shares free and clear of any proxy, voting restriction, adverse claim, security interest or other encumbrance or lien and (B) has voting power and power of disposition with respect to the Shares with no restrictions, limitations or impairments on the Stockholder’s rights, powers and privileges of voting or disposition pertaining thereto, and no person other than the Stockholder has any right to direct or approve the voting or disposition of any of the Shares.
(e)    There is no claim, action, suit, dispute, investigation, examination, complaint or other proceeding pending against the Stockholder or, to the knowledge of the Stockholder after reasonable inquiry, any other person or, to the knowledge of the Stockholder after reasonable inquiry, threatened against the Stockholder or any other person that restricts, limits, impairs or prohibits (or, if successful, would restrict, limit, impair or prohibit) the exercise by Parent of Parent’s rights, powers and privileges under this Agreement or the performance by any Party of its covenants, agreements and obligations under this Agreement.
(f)    The Stockholder understands that Parent is entering into the Merger Agreement in reliance upon, and Parent’s entering into the Merger Agreement is conditioned upon, the Stockholder’s execution, delivery and performance of this Agreement, including the representations and warranties of the Stockholder set forth in this Agreement.
5.    The Stockholder agrees that all representations, terms and conditions of this Agreement will apply to Company Common Stock of which the Stockholder acquires record or beneficial ownership (and the power to vote) after the date of this Agreement and prior to the Expiration Date, whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of Shares or the like, gift, bequest, inheritance, or as a successor in interest in any capacity or otherwise (together, the “Additional Shares”). For the avoidance of doubt, all references to “Shares” in this Agreement shall be deemed to include any Additional Shares.
6.    This Agreement and all obligations of the Parties under this Agreement shall automatically terminate upon the earlier of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms or (c) the effective date of a written agreement duly executed and delivered by Parent and the Stockholder terminating this Agreement (the date and time at which the earlier of clause (a), (b) and (c) occurs being, the “Expiration Date”); provided that (i) this paragraph 6, paragraph 10, paragraph 11, paragraph 12, paragraph 13, paragraph 14, paragraph 17, paragraph 19 and paragraph 20 shall survive any such termination and (ii) such termination shall not relieve any Party of any liability or damages resulting from any willful and intentional breach of this Agreement occurring prior to such termination.
7.    The Stockholder is entering into this Agreement solely in his or her capacity as a record or beneficial owner of the Shares and nothing in this Agreement is intended to or shall limit or affect any actions taken by the Stockholder, solely in his or her capacity as a director of Company, including any actions Stockholder deems necessary to discharge his or her fiduciary duties with respect to his or her role on the Board of Directors of Company.
8.    The Stockholder hereby authorizes Company and Parent to publish and disclose in any announcement or disclosure in connection with the Merger Agreement the Stockholder’s identity and ownership of the Shares and the nature of the Stockholder’s obligations under this Agreement.
9.    The Stockholder agrees, without further consideration, to (a) execute and deliver such additional documents and to take such further actions as are reasonably necessary or reasonably requested by Parent to confirm and assure the rights and obligations set forth in this Agreement and (b) until the Expiration Date, not take any action that would make any representation or warranty of the Stockholder contained in this Agreement untrue or incorrect or have the effect of preventing, impairing, delaying or adversely affecting the performance by the Stockholder of his or her obligations under this Agreement, other than to a de minimis extent.
10.    This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, without regard to any applicable conflicts of law principles. Subject to paragraph 14, each Party agrees that such Party will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated by this Agreement exclusively in any federal or state court of competent jurisdiction located in the State of Washington (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over Party and (iv) agrees that service of process upon such Party in any such action or proceeding will be effective if notice is given in accordance with paragraph 12.
11.    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF

INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH 11.
12.    Any notice, request, instruction or other document to be given under this Agreement by either Party shall be in writing and delivered personally or sent by registered or certified mail, by email or by overnight courier addressed, if to the Stockholder, to the address, email address as applicable, set forth the Stockholder’s signature page to this Agreement, and, if to Parent, in accordance with Section 9.5(b) of the Merger Agreement, or to such other persons or addresses as may be designated in writing by the Party to receive such notice.
13.    Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Party. Any purported assignment in contravention of this paragraph 13 shall be null and void.
14.    The Stockholder recognizes and acknowledges that a breach of any covenants or agreements contained in this Agreement may cause Parent to sustain damages for which Parent would not have an adequate remedy at law for money damages, and therefore the Stockholder agrees that in the event of any such breach, Parent shall be entitled to specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which Parent may be entitled, at law or in equity. Parent shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, without the necessity of posting a bond.
15.    The effectiveness of this Agreement shall be conditioned upon the execution and delivery of the Merger Agreement by the parties to the Merger Agreement, which shall occur concurrently with the execution and delivery of this Agreement.
16.    Until the earlier of the receipt of the Requisite Company Vote or the Expiration Date, the Stockholder agrees not to (a) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to, or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of any of the Shares or (b) except as set forth in this Agreement, enter into any voting arrangement, whether by proxy, voting agreement, voting trust or otherwise, with respect to any of the Shares, and shall not commit or agree to take any of the foregoing actions; provided that the foregoing shall not prohibit the Stockholder from, in each case in the ordinary course of business, (i) disposing of or surrendering Shares to Company in connection with the vesting, settlement or exercise of Company Equity Awards for the payment of taxes thereon or the exercise price thereon, if applicable, or (ii) disposing of Shares in a broker-assisted cashless exercise of Company RSUs and/or Company PSUs expiring during the term of this Agreement up to the amount necessary to pay the exercise price in respect thereof and any related taxes. In furtherance of the foregoing, the Stockholder hereby authorizes and instructs Company to instruct its transfer agent to enter a stop transfer order with respect to all of the Shares.
17.    Nothing in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Stockholder, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of Parent or exercise any power or authority to direct the Stockholder in the voting of any of the Shares, except as otherwise expressly provided in this Agreement.
18.    Any provision of this Agreement may be (a) waived in whole or in part in writing by Party benefited by the provision or by both Parties or (b) amended or modified at any time by an agreement in writing between the Parties executed in the same manner as this Agreement.
19.    The Merger Agreement and this Agreement (including the documents and instruments referred to in this Agreement) constitute the entire agreement among the Parties with respect to the subject matter of this Agreement, and supersede all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement.
20.    In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the purposes of such void or unenforceable provision.
21.    Whenever the words “include,” “includes” or “including” or any words of similar import are used in this Agreement, such words shall be deemed in each case to be followed by the words “without limitation.” The word “or” shall not be exclusive. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.
[Signature Page Follows]

Please confirm that the foregoing correctly states the understanding between the undersigned and you by signing and returning to a counterpart hereof.

Very truly yours,

Name:

Email:

Address:

[Signature Page to Company Voting and Support Agreement]

Accepted and agreed as of the date set forth above.
FirstSun Capital Bancorp

By:
	Name:	[•]
	Title:	[•]
[Signature Page to Company Voting and Support Agreement]